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                                                                   Exhibit 10.15

                                 FIRST AMENDMENT
                                     TO THE
                              LEXMARK HOLDING, INC.
                      STOCK OPTION PLAN FOR SENIOR MANAGERS

     WHEREAS, Lexmark Holding, Inc. (the "Company") adopted the Stock Option Plan for Senior Managers (the "Plan"), effective as of March 27, 1991;

     WHEREAS, at a meeting of the Board of Directors of the Company (the "Board") held on September 13, 1995, the Board resolved to exercise the authority reserved to the Board under Section 9 of the Plan to amend the Plan in the manner set forth herein;

     NOW, THEREFORE, the Plan is hereby amended as set forth below, subject to the closing thereof, effective upon the initial sale of the Common Stock to the public pursuant to the initial public offering of the Class A Common Stock of the Company pursuant to an effective Registration Statement of the Company on Form S-1 filed with the Securities and Exchange Commission:

     1. Section 2.1(f) is amended by deleting the term "Board" appearing in the parenthetical thereof and inserting the term "Committee" in lieu thereof.

     2. Section 2.1(h) is deleted in its entirety and a new Section 2.1(h) is added in lieu thereof, reading as follows:

     "(h) 'Committee' means the Compensation and Pension Committee of the Board (or such other committee of the Board as the Board shall designate), which shall consist of two or more members, each of whom shall be "disinterested persons" within the meaning of Rule 16b-3, as promulgated under the Securities and Exchange Act of 1934, as amended, and serving at the pleasure of the Board."

     3. Section 2.1(n) is hereby amended by adding a new sentence at the end thereof, reading as follows:



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     "Notwithstanding the foregoing, from and after the initial sale of Common
     Stock to the public pursuant to an initial Public Offering, the term 'Fair Market Value' shall mean, on any date of determination, the average of the highest and lowest sales prices of a share of Common Stock, as reported for such date on a national exchange, or the average of the highest and lowest bid and asked prices for a share of Common Stock on such date, as reported on a nationally recognized system of price quotation, provided that if there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported."

     4. Section 3 is amended by adding a new sentence at the end thereof, reading as follows:

     "Notwithstanding any other provision of the Plan, following the initial sale of Common Stock to the public pursuant to an initial Public Offering, no Employee shall be selected to participate in the Plan and no Participant shall be granted any new or additional award under the Plan."

     5. Section 4.1 is amended by adding a new sentence at the end thereof, reading as follows:

     "Notwithstanding the foregoing, no Options may be awarded under the Plan at any time following the initial sale of Common Stock to the public pursuant to an initial Public Offering."

     6. Section 4 is amended by adding a new Section 4.3 at the end thereof, reading as follows:

     "4.3 FOREIGN MATTERS. After a Public Offering, the Committee shall have the authority to take any action with respect to outstanding Options held by Participants who are, or with respect to which the exercise thereof would be, subject to the laws of any foreign jurisdiction, including the modification of the terms of any such Option, as appropriate to permit the exercise of such Options to comply with the laws of such jurisdiction and/or to permit the holder thereof to receive the benefit of any favorable tax treatment ordinarily associated with options or similar awards granted to individuals subject to the laws of such jurisdiction."


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     7. Section 5.1 is amended by deleting the reference to "235,000" and inserting a reference to "3,210,030, after giving effect to the stock split of the Common Stock effected immediately prior to the initial Public Offering" in lieu thereof.

     8. Section 5.2 is amended by adding a new sentence at the end thereof, reading as follows:

     "Notwithstanding the foregoing, no Option will be available for grant pursuant to this Section 5.2 from or after the initial sale of Common Stock to the public pursuant to an initial Public Offering."

     9. Section 5.3 is amended by deleting the term "Board" each time it appears herein and inserting the term "Committee" in lieu thereof.

     10. Section 6.1 is amended by adding the phrase "Subject to Section 4.1," at the beginning thereof.

     11. Section 6.6 of the Plan is amended by adding the following new sentence at the end thereof, reading as follows:

     "Notwithstanding the foregoing, no such offers or sales may be made at any time from or after the initial sale of Common Stock to the public pursuant to an initial Public Offering."